AMENDMENT NUMBER TWO
Master Mortgage Loan Purchase and Servicing Agreement
dated as of September 1, 2006
by and between
OPTEUM FINANCIAL SERVICES, LLC
and
CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER TWO is made this 23rd day of April, 2007, by and between OPTEUM FINANCIAL SERVICES, LLC, having an address at W. 115 Century Road, Paramus, New Jersey 07652 (the “Seller”) and CITIGROUP GLOBAL MARKETS REALTY CORP. having an address at 390 Greenwich Street, 6th Floor, New York, New York 10013 (the “Purchaser”), to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2006, by and between the Purchaser and the Seller (the “Agreement”).

RECITALS

WHEREAS, the parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Amendment.  Effective as of April 23, 2007, the Agreement is hereby amended as follows:

(a)  The definition of “Distribution Date” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Distribution Date:  The twentieth (20th) day of each month, commencing on the twentieth day of the month next following the month in which the related Cut-off Date occurs, or if such twentieth (20th) day is not a Business Day, the first Business Day immediately preceding such twentieth (20th) day.”

(b)  The definition of “Monthly Advance” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Monthly Advance:  The aggregate of the advances made by the Seller on any Distribution Date pursuant to Subsection 11.21 of Exhibit 8.”

(c)  The definition of “Prepayment Period” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Prepayment Period:  (i) With respect to any Principal Prepayment in full, the period from the 14th day of the month prior to the month in which the related Distribution Date occurs to and including the 13th day of the month in which such Distribution Date occurs and (ii) with respect to any partial Principal Prepayment, the calendar prior to the month in which such Distribution Date occurs.”

(d)  Section 11.15 of the Agreement is hereby amended by adding a new paragraph (c) after paragraph (b) to read in its entirety as follows:

“(c)                 (i) Not later than the fifth (5th) Business Day of each month, the Seller shall furnish to the Purchaser or its designee a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and (ii) two (2) Business Days following the end of each Prepayment Period, the Seller shall furnish to the Purchaser or its designee a final monthly remittance advice, with a trial balance report attached thereto with respect to any Principal Prepayments in full that occur during the period from the last day of the preceding month to and including the thirteenth (13th) of the, current month.”

(e)  The representation and warranty set forth in Section 7.02(vi) is hereby amended to read in its entirety as follows:

(vi)           No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the Mortgagor under applicable law;

(f)  The representation and warranty set forth in Section 7.02(lx) is hereby amended by deleting the word “average” and replacing it with the word “overage”.

SECTION 2.  Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3.  Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.  This Amendment Number Two shall apply to all Mortgage Loans subject to the Agreement notwithstanding that any such Mortgage Loans were purchased prior to the date of this Amendment Number Two.

SECTION 4.  Governing Law. This Amendment Number Two shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law).

SECTION 5.  Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  An executed counterpart signature page delivered by facsimile shall have the same binding effect as an original signature page.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTEUM FINANCIAL SERVICES, LLC
(Seller)

By:	/s/ Authorized Signatory
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Purchaser)

By:	/s/ Authorized Signatory
Name:
Title: